EXHIBIT 32.1

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant
to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the annual report on Form 10K of CPS Technologies Corporation (the "Company") for the period ended December 27, 2025, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Brian T. Mackey, President and Chief Executive Officer of the Company, and I, Charles K. Griffith Jr., Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 3, 2026

/s/ Brian T. Mackey
Brian T. Mackey
Chief Executive Officer and President

/s/ Charles K. Griffith Jr.
Charles K Griffith Jr.
Chief Financial Officer